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                                                                     Exhibit 4.4

                               AMENDMENT NO. 2 TO
                                  COMMON STOCK
                          REGISTRATION RIGHTS AGREEMENT


                  THIS AMENDMENT NO. 2 TO COMMON STOCK REGISTRATION RIGHTS AGREEMENT (this "Amendment") is entered into as of this 17th day of December, 1997, among GRANT GEOPHYSICAL, INC., a Delaware corporation (the "Company"), ELLIOTT ASSOCIATES, L.P., a Delaware limited partnership (the "Purchaser") and WESTGATE INTERNATIONAL, L.P., a Delaware limited partnership ("Westgate").

                  WHEREAS, the Company and the Purchaser are parties to a Common Stock Registration Rights Agreement dated September 19, 1997, as amended by Amendment No. 1 to Common Stock Registration Rights Agreement, dated October 1, 1997 (the "Agreement"), pursuant to which the Company granted to the Purchaser and Westgate certain registration rights with respect to Registrable Shares (as defined in the Agreement);

                  WHEREAS, pursuant to that certain Stock Purchase Agreement, dated December 18, 1997, among the Company, the Purchaser and Westgate (the "Stock Purchase Agreement"), the Purchaser and Westgate have exchanged, in the aggregate, 9,305,109 shares of the Common Stock of Solid State Geophysical, Inc. for an aggregate of 4,652,555 shares of the Company's Common Stock; and

                  WHEREAS, the Purchaser and Westgate have conditioned the Stock Purchase Agreement on such shares of the Company's Common Stock issued pursuant to the Stock Purchase Agreement being considered Registrable Shares under the Agreement;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

                  1. DEFINITIONS. Capitalized terms used herein and not defined are used as defined in the Agreement.

                  2.  AMENDMENTS.

                  (a) The definition of "Registrable Shares" in Section 1 of the Agreement is hereby amended and restated in its entirety to read as follows:

                  "Registrable Shares" shall mean (i) any Common Stock issued to Purchaser or Westgate pursuant to the Subscription or in connection with the Plan or the Stock Purchase Agreement; (ii) any Preferred Stock issued to Purchaser or Westgate pursuant to the Second Subscriptions;
         (iii) any Preferred Stock issued with respect to dividends and Dividend Interest (paid or accrued



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         but unpaid) on the Preferred Stock referred to in clause (ii); (iv) any
         Common Stock issued with respect to the Preferred Stock pursuant to
         Section 5(b)(ii) of the terms of the Preferred Stock set forth in Article Fourth of the Company's Certificate of Incorporation, as amended on the date hereof; and (v) any equity securities of the Company issued or distributed after the date hereof in respect of the stock referred to in clauses (i), (ii), (iii) and (iv) above by way of any stock dividend, stock split or other distribution, recapitalization or reclassification, and any equity securities of the Company acquired by a Holder upon exercise or conversion of any such securities. As to any particular Registrable Share, such Registrable Share shall cease to be a Registrable Share when (x) it shall have been sold, transferred or otherwise disposed of or exchanged pursuant to a registration statement under the Securities Act or (y) it shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act.

                  3. CONSENT. Each of the Purchaser and Westgate hereby consent to the provisions hereof amending its rights and granting rights to Westgate.

                  4. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument.



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed by their respective authorized officers as of the date aforesaid.


                             GRANT GEOPHYSICAL, INC.


                             By: /s/  Larry E. Lenig, Jr.
                                 ------------------------------------------
                             Name:     Larry E. Lenig, Jr.
                             Title:    President and Chief Executive Officer


                             ELLIOTT ASSOCIATES, L.P.


                             By: /s/ Paul Singer
                                 ------------------------------------------
                             Name:     Paul Singer
                             Title:    General Partner


                             WESTGATE INTERNATIONAL, L.P.

                             By:  Martly International, Inc, attorney-in-fact


                                  By: /s/  Paul Singer
                                      -------------------------------------
                                  Name:   Paul Singer
                                  Title:    President



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